CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the use in this Registration Statement of our report, dated February 13, 1998, relating to the financial statements of Georgia Bank & Trust, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                /s/Mauldin & Jenkins
                                                Mauldin & Jenkins, LLC

Atlanta, Georgia
October 13, 1998

                                  EXHIBIT 23.2